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                                                                    Exhibit 99.9

                                  CERBCO, Inc.
                        Recapitalization of CERBCO, Inc.

To Our Clients:

     Enclosed for your review and consideration are a Proxy Statement/Prospectus, dated [_______ __], 2002, and an Election and Transmittal Form with instructions relating to the recapitalization of CERBCO, Inc. (the "Recapitalization"). Under the Recapitalization, holders of CERBCO Common Stock have the right (subject to the terms and conditions set forth in the Proxy Statement/Prospectus and subject to compliance with the election procedures set forth in the Proxy Statement/Prospectus and Election and Transmittal Form, copies of which are furnished to you as examples only and should not be used to make elections) to elect to receive one of the following for each share of CERBCO Common Stock held:

     1.   All Stock Election. One share of CERBCO new Common Stock and an
          ------------------
          additional 1.5 shares of such new Common Stock;

                                       OR

     2.   Hybrid--Stock and Cash Election. One share of CERBCO new Common Stock
          -------------------------------
          and cash in the amount of $3.33. (This is the default election if you fail to instruct us as to the election you choose).

     The effects of these elections on your voting and economic interests in CERBCO are described in the accompanying Proxy Statement/Prospectus.

     This letter and the other enclosed materials are being forwarded to you as the beneficial owner of shares of CERBCO Common Stock held by us for your account, but not registered in your name. Pursuant to your instructions, only we, as the holder of record of the shares beneficially owned by you, can vote to adopt the Recapitalization Agreement and Plan of Merger and make an election as to the shares that we hold for your account.

     We request your instructions as to:

               (a) how you wish your shares of CERBCO Common Stock to be voted at the CERBCO Annual Meeting with respect to adoption of the Recapitalization Agreement and Plan of Merger; and

               (b) which election(s) you choose for your shares held by us for your account.

     Before instructing us, please take the time to read and study carefully the enclosed Proxy Statement/Prospectus and the Election and Transmittal Form and instructions. Please note that the enclosed Election and Transmittal Form is furnished to you for your information only and may not be used directly by you to make an election choice or to exchange your shares. If you wish to have us make an election for you, please so instruct us by promptly completing, executing and returning to us the Instruction Form accompanying this letter. You must return your Instruction Form to us. You may instruct us to make a mixed election by dividing your shares among the elections. Once you have provided us your instructions, please contact us if you would like to change or revoke your instructions. If you fail to provide instructions, or if you provide instructions for more shares than the total that we hold for your account, you will be deemed to have made a Hybrid--Stock and Cash Election with respect to all of your shares of CERBCO Common Stock. If you make an election or elections with respect to fewer than the total number of shares that we hold for your account, you will be deemed to have made a Hybrid--Stock and Cash Election with respect to the number of shares as to which we have not received instructions.

     Please complete, sign, date and return the attached Instruction Form promptly.

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                                INSTRUCTION FORM
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     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the recapitalization of CERBCO, Inc.

Voting Instructions

     The undersigned hereby instruct(s) and authorize(s) you to vote all of the CERBCO Common Stock held by you for the account of the undersigned as of [___________], 2002, at the Annual Meeting of the Stockholders of CERBCO scheduled to be held at PNC Bank, 300 Delaware Avenue, 3rd Floor, Suite 1704, Wilmington, Delaware, on [___________, 2002], 10 o'clock a.m. Eastern Daylight Savings Time, or at any adjournment, postponement or rescheduling thereof (collectively, the "Annual Meeting") as indicated below.

     To approve the proposed recapitalization of CERBCO pursuant to that certain Recapitalization Agreement and Plan of Merger dated as of February 12, 2002, by and between CERBCO and CERBCO Recapitalization Subsidiary, Inc., a wholly owned subsidiary of CERBCO, including certain amendments to CERBCO's Certificate of Incorporation in connection with the proposed recapitalization.

                   FOR                 AGAINST                 ABSTAIN
                   [_]                   [_]                     [_]

     The undersigned understand(s) and acknowledge(s) that abstentions and the failure to provide voting instructions will have the same effect as a vote against the foregoing matter.

Election Instructions

     The undersigned hereby instruct(s) and authorize(s) you to make the following election(s) with respect to the shares of Common Stock held by you for the account of the undersigned, subject to the terms and conditions and the election procedures set forth in the Proxy Statement/Prospectus and the Election and Transmittal Form.

     You must fill in one of the three boxes below to make an election. You may instruct us to make a mixed election by dividing your shares among the elections and by filling in the appropriate number of shares for each election. If you check only one box, but do not fill in the number of shares, it will be treated as if that is your election for all of your shares. If you make a mixed election for more than the total number of shares that we hold for your account, your election will be invalid and you will be deemed to have made a Hybrid--Stock and Cash Election with respect to all of the shares that we hold for your account. If you make an election or elections with respect to fewer than the total number of shares that we hold for your account, you will be deemed to have made a Hybrid--Stock and Cash Election with respect to the number of shares as to which we have not received instructions.


[_] All Stock Election. You elect to receive 2.5 shares of CERBCO new Common Stock for each share of CERBCO Common Stock that we hold for your account.

[_] Hybrid--Stock and Cash Election. You elect to receive one share of CERBCO new Common Stock and a cash payment in the amount of $3.33 for each share of CERBCO Common Stock that we hold for your account.

[_] Mixed Election. You elect the All Stock Election and the Hybrid--Stock and Cash Election as to the respective numbers of shares set out below:
                All Stock Election for ________________________ Shares. Hybrid--Stock and Cash Election for ________________ Shares.

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We will not make an election for you unless we receive written instructions from you to do so. Unless a specific instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to make a Hybrid--Stock and Cash Election with respect to all of your shares.

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     Please date and sign this Instruction Form exactly as your name appears hereon.

______________________________      ____________________________________________
Date                                Signature of Owner

                                    ____________________________________________
                                    Please Print Name Here

                                    ____________________________________________
                                    Tax Identification or Social Security Number

                                    ____________________________________________
                                    Additional Signature of Joint Owner (if any)

                                    ____________________________________________
                                    Please Print Name Here

                                    If stock is jointly held, each joint owner should sign. Please provide the Tax Identification or Social Security Number that appears on your account. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.


                                    ____________________________________________
                                    Street Address

                                    ____________________________________________
                                    City            State               ZIP Code


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     Please complete, sign, date and return this Instruction Form promptly.